Calculation of Filing Fee Tables
S-3
NATIONAL FUEL GAS CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $1.00 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Other	Stock Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Stock Purchase Units	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate number of the securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1. The stock purchase contracts may be issued separately or as part of stock purchase units. Each stock purchase unit will consist of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of the registrant's common stock and (b) a beneficial interest in debt securities, trust preferred securities, preferred stock or debt obligations of either the registrant or third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests. Includes an indeterminate number of shares of common stock to be issued by the registrant upon settlement of the stock purchase contracts.

[6]	See Note 1. The stock purchase contracts may be issued separately or as part of stock purchase units. Each stock purchase unit will consist of (a) a stock purchase contract, under which the holder, upon settlement, will purchase an indeterminate number of shares of the registrant's common stock and (b) a beneficial interest in debt securities, trust preferred securities, preferred stock or debt obligations of either the registrant or third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the stock purchase units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of common stock. No separate consideration will be received for the stock purchase contracts or the related beneficial interests. Includes an indeterminate number of shares of common stock to be issued by the registrant upon settlement of the stock purchase contracts.

[7]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date